EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2020 Second Quarter Results

STAMFORD, Conn., May 04, 2020 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2020 second quarter and six months ended March 31, 2020.

Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019
For the fiscal 2020 second quarter, Star reported a 22.4 percent decrease in total revenue to $543.1 million compared with $699.6 million in the prior-year period, primarily due to the impact of lower volumes sold and reduced selling prices. The decline in selling prices was largely attributable to a decrease in product cost.

The volume of home heating oil and propane sold during the fiscal 2020 second quarter decreased by 37.1 million gallons, or 21.4 percent, to 136.2 million gallons, as the positive impact from acquisitions was more than offset by warmer temperatures, net customer attrition, and other factors. Temperatures in Star's geographic areas of operation for the fiscal 2020 second quarter were 18.2 percent warmer than during the fiscal 2019 second quarter and 21.2 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income decreased by $13.9 million, or 19.2 percent, to $58.4 million in the fiscal 2020 second quarter as a non-cash unfavorable change in the fair value of derivative instruments of $25.1 million more than offset an increase in Adjusted EBITDA of $7.4 million, as described below. The unfavorable change in the fair value of derivative instruments was the result of recording, a non-cash charge of $11.7 million during the second quarter of fiscal 2020 while, in the second quarter of fiscal 2019, a non-cash credit of $13.4 million was recorded.

Adjusted EBITDA rose by $7.4 million, or 7.5 percent, to $106.9 million. Acquisitions provided $4.9 million of Adjusted EBITDA, while Adjusted EBITDA in the base business increased by $2.5 million, as the impact from lower volumes sold, due to 18.2% warmer weather, and net customer attrition were largely offset by higher per gallon home heating oil and propane margins, $20.0 million lower operating expenses in the base business, a favorable change in the amount due under the Company’s weather hedge of $13.1 million, and an improvement in net service and installation profitability of $3.2 million.  The sharp decrease in product cost in the second fiscal quarter of 2020 combined with the Company’s weighted average product costing method also favorably impacted product gross profit by $6.9 million and the Company anticipates that product gross profit will be reduced by a similar amount over future periods as the effects of the price declines are weighted into the average costing calculations.

“As we cross the midpoint of fiscal 2020, the Company is managing through a number of unforeseen challenges related to the current pandemic,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “The outbreak of COVID-19 has clearly had an impact on the way we do business – largely from a safety and logistical standpoint – but I’m pleased to report that we still posted solid results for the quarter. Gross margins rose, helped by falling oil prices, operating costs were reduced $20.0 million year-over-year, and net customer attrition declined – testimony to our attention to detail and continued focus on improving the customer experience. Our performance was also impressive given that temperatures were 18.2 percent warmer than last year, and our weather hedge worked as anticipated – resulting in a $10.1 million credit for fiscal 2020. We remain committed to serving our customers and believe Star is well positioned to navigate through unchartered territory in the months to come, for which we greatly thank our dedicated and hardworking employees.”

Six Months Ended March 31, 2020 Compared to the Six Months Ended March 31, 2019
Star reported a 14.8 percent decrease in total revenue to $1.1 billion compared with $1.2 billion in the prior-year period, reflecting the impact of lower volumes sold and reduced selling prices. The decline in selling prices was largely attributable to a decrease in product cost.

The volume of home heating oil and propane sold during the first half of fiscal 2020 decreased by 43.3 million gallons, or 15.1 percent, to 243.3 million gallons, as the positive impact from acquisitions was offset by warmer temperatures, net customer attrition and other factors. Temperatures in Star's geographic areas of operation for the first six months of fiscal 2020 were 11.6 percent warmer than during the prior year comparable period and 13.8 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income increased by $11.5 million, or 15.4 percent, to $86.2 million due to a non-cash favorable change in the fair value of derivative instruments of $12.4 million and an increase in Adjusted EBITDA of $7.7 million, as described below.

Adjusted EBITDA increased by $7.7 million, or 5.3 percent to $152.0 million. Acquisitions provided $8.0 million of Adjusted EBITDA, while Adjusted EBITDA in the base business decreased by $0.3 million as the impact from lower volumes sold (reflecting 11.6% warmer weather and net customer attrition) was largely offset by higher per gallon home heating oil and propane margins, $32.1 million lower operating expenses in the base business, a favorable change in the amount due under the Company’s weather hedge of $12.2 million, and an improvement in the net service and installation profitability of $2.9 million.  The sharp decrease in product costs in the second fiscal quarter of 2020 combined with the Company’s weighted average product costing method also favorably impacted product gross profit by $6.9 million and the Company anticipates that product gross profit will be reduced by a similar amount over future periods as the effects of the price declines are weighted into the average costing calculations.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multiemployer pension plan withdrawal charge, net other income, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental analytical tools by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, May 5, 2020. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service energy provider specializing in the sale of home heating oil and propane to residential and commercial customers primarily within the Northeast, Central and Southeast United States. The Company also sells gasoline and diesel fuel as well as installs, maintains, and repairs various heating and air conditioning equipment; to a lesser extent, it provides these ancillary services outside its product customer base, including service contracts for natural gas and other heating systems. Star is the nation's largest retail distributor of home heating oil based upon sales volume. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes “forward-looking statements” which represent our expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the severity and duration of the novel coronavirus, or COVID-19, pandemic, the pandemic’s impact on the U.S. and global economies, the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic, the effect of weather conditions on our financial performance, the price and supply of the products that we sell, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, our ability to contract for our current and future supply needs, natural gas conversions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, potential cyber-attacks, general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10- K (the "Form 10-K") for the fiscal year ended September 30, 2019. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q. Currently, one of the most significant factors, however, is the potential adverse effect of the pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its customers and counterparties and the global economy and financial markets. The extent to which COVID-19 impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2020	2019
(in thousands)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,301	$4,899
Receivables, net of allowance of $9,017 and $8,378, respectively	187,091	120,245
Inventories	52,826	64,788
Prepaid expenses and other current assets	43,319	36,898
Total current assets	293,537	226,830
Property and equipment, net	95,204	98,239
Operating lease right-of-use assets	103,672	—
Goodwill	244,574	244,574
Intangibles, net	98,245	107,688
Restricted cash	250	250
Captive insurance collateral	65,776	58,490
Deferred charges and other assets, net	17,823	16,635
Total assets	$919,081	$752,706
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$23,898	$33,973
Revolving credit facility borrowings	24,043	24,000
Fair liability value of derivative instruments	14,017	8,262
Current maturities of long-term debt	13,000	9,000
Current portion of operating lease liabilities	19,567	—
Accrued expenses and other current liabilities	158,989	120,839
Unearned service contract revenue	65,176	61,213
Customer credit balances	36,202	68,270
Total current liabilities	354,892	325,557
Long-term debt	116,188	120,447
Long-term operating lease liabilities	89,373	—
Deferred tax liabilities, net	20,229	20,116
Other long-term liabilities	22,444	25,746
Partners’ capital
Common unitholders	334,968	279,709
General partner	(1,792)	(1,968)
Accumulated other comprehensive loss, net of taxes	(17,221)	(16,901)
Total partners’ capital	315,955	260,840
Total liabilities and partners’ capital	$919,081	$752,706

STAR GROUP, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2020	2019	2020	2019
Sales:
Product	$481,275	$637,400	$913,963	$1,096,107
Installations and services	61,788	62,182	138,045	138,502
Total sales	543,063	699,582	1,052,008	1,234,609
Cost and expenses:
Cost of product	285,350	415,639	573,023	721,865
Cost of installations and services	61,273	65,394	134,942	139,711
(Increase) decrease in the fair value of derivative instruments	11,670	(13,401)	5,253	17,638
Delivery and branch expenses	85,463	110,684	182,189	213,357
Depreciation and amortization expenses	9,089	7,858	18,139	15,603
General and administrative expenses	5,422	9,849	11,928	17,664
Finance charge income	(1,321)	(1,443)	(2,034)	(2,294)
Operating income	86,117	105,002	128,568	111,065
Interest expense, net	(2,756)	(3,194)	(5,435)	(5,710)
Amortization of debt issuance costs	(253)	(244)	(488)	(503)
Income before income taxes	83,108	101,564	122,645	104,852
Income tax expense	24,700	29,239	36,482	30,212
Net income	$58,408	$72,325	$86,163	$74,640
General Partner’s interest in net income	409	454	601	469
Limited Partners’ interest in net income	$57,999	$71,871	$85,562	$74,171

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$1.25	$1.40	$1.83	$1.42
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	0.22	0.25	0.31	0.23
Basic and diluted income per Limited Partner Unit:	$1.03	$1.15	$1.52	$1.19

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	46,244	51,427	46,760	52,174

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2020	2019
Net income	$58,408	$72,325
Plus:
Income tax expense	24,700	29,239
Amortization of debt issuance costs	253	244
Interest expense, net	2,756	3,194
Depreciation and amortization	9,089	7,858
EBITDA	95,206	112,860
(Increase) / decrease in the fair value of derivative instruments	11,670	(13,401)
Adjusted EBITDA	106,876	99,459
Add / (subtract)
Income tax expense	(24,700)	(29,239)
Interest expense, net	(2,756)	(3,194)
Provision for losses on accounts receivable	2,193	3,439
Decrease (increase) in accounts receivables	16,183	(63,506)
Decrease in inventories	27,435	16,446
Decrease in customer credit balances	(16,564)	(24,356)
Change in deferred taxes	(1,114)	(8,719)
Change in other operating assets and liabilities	(5,087)	30,200
Net cash provided by operating activities	$102,466	$20,530
Net cash used in investing activities	$(5,534)	$(19,198)
Net cash used in financing activities	$(101,173)	$(8,749)

Home heating oil and propane gallons sold	136,200	173,300
Motor fuel and other petroleum products	36,600	39,000
Total all products	172,800	212,300

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(Unaudited)

	Six Months Ended March 31,
(in thousands)	2020	2019
Net income	$86,163	$74,640
Plus:
Income tax expense	36,482	30,212
Amortization of debt issuance costs	488	503
Interest expense, net	5,435	5,710
Depreciation and amortization	18,139	15,603
EBITDA	146,707	126,668
(Increase) / decrease in the fair value of derivative instruments	5,253	17,638
Adjusted EBITDA	151,960	144,306
Add / (subtract)
Income tax expense	(36,482)	(30,212)
Interest expense, net	(5,435)	(5,710)
Provision for losses on accounts receivable	3,203	4,968
Increase in accounts receivables	(69,562)	(159,249)
Decrease (increase) in inventories	12,008	(3,741)
Decrease in customer credit balances	(32,462)	(38,476)
Change in deferred taxes	222	(9,335)
Change in other operating assets and liabilities	27,423	55,088
Net cash provided by (used in) operating activities	$50,875	$(42,361)
Net cash used in investing activities	$(13,197)	$(27,310)
Net cash (used in) provided by financing activities	$(32,276)	$71,512

Home heating oil and propane gallons sold	243,300	286,600
Motor fuel and other petroleum products	78,000	80,900
Total all products	321,300	367,500